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[Opinion letterhead of Dorsey & Whitney]



                                                                       EXHIBIT 5



Apogee Enterprises, Inc.
7900 Xerxes Avenue South, Suite 1800
Minneapolis, Minnesota 55431-1159

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel for Apogee Enterprises, Inc. (the "Company") in connection with a Registration Statement on Form S-3 (the "Registration Statement") covering 920,000 shares of common stock of the Company, par value $.33-1/3 per share ("Common Stock"), of which all such shares will be offered on behalf of a selling shareholder of the Company.

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that the shares of Common Stock, up to a maximum of 920,000 shares, to be sold by the selling shareholder pursuant to the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable.
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Apogee Enterprises, Inc.
Page 2


          Our opinion expressed above is limited to the laws of the State of Minnesota.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                    Very truly yours,


                                    /s/ Dorsey & Whitney


Dated:  October 14, 1994


LRM